Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Noranda Aluminum Holding Corporation and Noranda Aluminum Acquisition Corporation on Form S-4 of our reports dated November 16, 2006 (relating to the 2005 financial statements of St. Ann Bauxite Limited not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Kingston, Jamaica

January 28, 2008